Exhibit 10.1

EXECUTION VERSION

Certain identified information has been excluded from this exhibit because it is both not material and is the type of information that the registrant treats as private or confidential. The omitted information is marked with “[*]”.

WAIVER AND AMENDMENT TO CREDIT AGREEMENT

This Waiver and Amendment to Credit Agreement, dated and effective as of March 31, 2022 (this “Amendment”), is between GWG DLP Funding VI, LLC, a Delaware limited liability company (the “Borrower”), and National Founders LP, a Delaware limited partnership (“National Founders”), in its individual capacity as the sole Lender (as defined below) under the Credit Agreement referenced below and in its capacity as the administrative agent under the Credit Agreement (in such latter capacity, the “Administrative Agent”).

WHEREAS, the Borrower is the borrower under that certain credit agreement, dated as of August 11, 2021 (such credit agreement, as in effect immediately prior to the waivers and amendments being effected by this Amendment, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent (each capitalized term used but not otherwise defined in this Amendment has the meaning given to such term in the Credit Agreement); and

WHEREAS, Section 10.1 of the Credit Agreement permits the provisions of the Credit Agreement to be waived and amended from time to time pursuant to the conditions set forth therein.

NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lender hereto and the Administrative Agent hereby agree as follows:

Section 1. Waiver Under Credit Agreement.

(a) The Borrower acknowledges and agrees that:

(i) the Required Reserve Amount as of the Remittance Date that occurred on March 16, 2022 (such Remittance Date, the “March 2022 Remittance Date”) is $2,512,609.94 (such amount, the “March 2022 Required Reserve Amount”);

(ii) $500,330.64 of funds were in the Reserve Account (such amount of such funds, the “March 2022 Actual Reserve Amount”) after giving effect to the transfer of funds described in Section 3(c) that occurred on March 25, 2022;

(iii) no funds have been deposited into the Reserve Account since March 25, 2022; and

(iv) an Event of Default exists on the date hereof under Section 8.1(b) of the Credit Agreement, as a result of the amount of funds in the Reserve Account on the March 2022 Remittance Date having failed to equal at least the March 2022 Required Reserve Amount and such failure having continued for more than five Business Days since the March 2022 Remittance Date and such failure still continuing as of the date hereof (such Event of Default, the “March 2022 Reserve Account EoD”).

(b) At the Borrower’s request, the sole Lender hereby waives the March 2022 Reserve Account EoD during the Waiver Period (as defined below) and grants no other waiver hereby; provided, however, such waiver of the March 2022 Reserve Account EoD is subject to the condition that all of the representations and warranties made by the Borrower in Section 6 are true and correct in all respects on the date hereof. For purposes of clarification (i) if any representation or warranty made by the Borrower in Section 6 is untrue in any respect on the date hereof, the waiver described in the immediately preceding sentence shall be ineffective and void, and (ii) without limiting clause (i), the waiver described in the immediately preceding sentence shall cease to be effective automatically upon the Waiver Period ending.

(c) As used herein, the term “Waiver Period” means the period from the date hereof to the earlier to occur of:

(i) April 8, 2022 or such later date that the Administrative Agent (in its sole discretion) may designate in writing from time to time; and

(ii) the occurrence of any Event of Default on or after the date hereof.

(d) The parties agree that the March 2022 Reserve Account EoD will be deemed to be cured upon the following sum equaling at least the difference of the March 2022 Required Reserve Amount minus the March 2022 Actual Reserve Amount (such difference, the “March 2022 Reserve Account Deficiency Amount”):

(i) the aggregate amount of funds, if any, that are deposited in the Collection Account during the period from the date hereof through the end of the Waiver Period; plus

(ii) the aggregate amount of funds, if any, that the Parent deposits in the Reserve Account, as a capital contribution to the Borrower, during the period from the date hereof through the end of the Waiver Period (it being understood that to the extent any such deposit of funds as a capital contribution is subsequently rescinded, the amount of funds so rescinded shall be deemed to have been never deposited in the Reserve Account for purposes of this clause (ii)).

(e) Without limiting any other right of the Administrative Agent under any Loan Document, the Administrative Agent shall be permitted to instruct the Securities Intermediary, from time to time during the Waiver Period, to transfer funds from the Collection Account to the Reserve Account in an aggregate amount not to exceed the difference of (i) the March 2022 Reserve Account Deficiency Amount minus (ii) the aggregate amount of funds that the Parent theretofore has deposited in the Reserve Account, as a capital contribution to the Borrower, since the date hereof (it being understood that to the extent any such deposit of funds is subsequently rescinded, the amount of funds so rescinded shall be deemed to have been never deposited in the Reserve Account for purposes of this clause (ii)).

Section 2. Additional Advance.

(a) On the date hereof, the sole Lender shall make an additional loan to the Borrower in the principal amount of $4,000,000.00, by (i) depositing immediately available funds in the amount of $3,000,000.00 to the Borrower Account, with respect to which the Borrower has provided wire transfer instructions therefor to the Administrative Agent by email, and (ii) on behalf of the Borrower and at the Borrower’s direction by its execution of this Amendment, paying the sole Lender the fee due and payable to it under Section 5. Upon such loan being made, it shall constitute a Loan for all purposes of the Loan Documents, and shall bear interest from the date hereof in accordance with Section 2.5 of the Credit Agreement, notwithstanding anything to the contrary set forth in any Loan Document.

(b) As authorized by the board of directors of the Borrower, and by the board of directors of the Parent, (i) the Borrower is making a $3,000,000.00 distribution to its sole member, the Parent, on the date hereof and (ii) the Parent is making a $3,000,000.00 distribution to its sole member, GWG Life, on the date hereof. The sole Lender hereby consents to each such distribution notwithstanding anything to the contrary set forth in any Loan Document. To implement such distributions, the Borrower shall transfer $3,000,000.00 from the Borrower Account to an account of GWG Life promptly following the proceeds of the Loan described in Section 2(a) being deposited in the Borrower Account.

Section 3. Amendments to Credit Agreement.

(a) Solely with respect to the March 2022 Remittance Date, clause (a) of the definition of Available Funds shall be deemed to read:

“(a)	all Collections received in respect of the Pool Policies during the period from February 1, 2022 through March 24, 2022;”.

(b) Solely with respect to the Remittance Date occurring in April 2022, clause (a) of the definition of Available Funds shall be deemed to read:

“(a)	all Collections received in respect of the Pool Policies during the period from March 25, 2022 through March 31, 2022;”.

(c) The parties acknowledge and agree that, without modifying the term Remittance Date or Interest Payment Date in any respect, (i) the transfer of Available Funds contemplated to occur on the March 2022 Remittance Date pursuant to Section 2.4(b) of the Credit Agreement occurred on March 25, 2022 as if March 25, 2022 was March 16, 2022 and the amendments to the Credit Agreement described in Sections 3(e) and (f) had been made prior to such transfer and (ii) any installment of interest on any Loan that was due and payable on the March 2022 Remittance Date instead shall have been due and payable on March 25, 2022 and no interest shall have accrued on such installment of interest from, and including, the March 2022 Remittance Date to, but excluding, March 25, 2022.

(d) Subject to Section 3(p), Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms thereto in the applicable alphabetical order:

“Acceleration Discounted Interest Amount” means, as of any date of determination, (i) if such date of determination is prior to the third anniversary of the Closing Date, an amount equal to the cumulative sum, with respect to each Remittance Date that would occur (without regard to any repayment of any Loan occurring, or otherwise required to occur, on or after such date of determination) from such date of determination to the third (3rd) anniversary of the Closing Date, of the amount of interest on the aggregate amount of the unpaid principal of all Loans outstanding on such date of determination (prior to any repayment of any such principal on such date of determination) that would have been payable on such Remittance Date had the unpaid principal amount of all outstanding Loans not become due and payable on such date of determination (assuming that the entirety of the aggregate amount of the unpaid principal of all Loans outstanding on such date of determination would be outstanding on such Remittance Date), discounted from such Remittance Date to such date of determination at the Discount Rate as of the second (2nd) Business Day prior to such date of determination, and (ii) if such date of determination is on or after the third anniversary of the Closing Date, zero Dollars. For purposes of clause (i) of the foregoing, interest shall be calculated based upon the Interest Rate as of the date of determination prior to giving effect to any repayment of any Loan occurring, or otherwise required to occur, on or after such date of determination, except to the extent that any such calculation involves the Interest Rate as of a day prior to such date of determination, in which case the Interest Rate as of such day shall be used in such calculation with respect to such day.

“Acceleration Prepayment Percentage” means, as of any date of determination, (i) if such date of determination is prior to the fourth anniversary of the Closing Date, [*]%, (ii) if such date of determination is on or after the fourth, but prior to the fifth, anniversary of the Closing Date, [*]%, (iii) if such date of determination is on or after the fifth, but on or prior to the sixth, anniversary of the Closing Date, [*]%, and (iv) if such anniversary is after the sixth anniversary of the Closing Date, [*] percent.

“Acceleration Prepayment Premium Amount” means, as of any day, an amount equal to (i) if such day is prior to the third anniversary of the Closing Date, the sum of (a) the Acceleration Discounted Interest Amount as of such day and (b) the product of (1) the aggregate amount of the unpaid principal of all Loans outstanding on such day prior to any repayment thereof on such day and (2) the Acceleration Prepayment Percentage as of such day, and (ii) if such day is on or after the third anniversary of the Closing Date, the product of (a) the aggregate amount of the unpaid principal of all Loans outstanding on such day prior to any repayment thereof on such day and (b) the Acceleration Prepayment Percentage as of such day.

(e) Section 2.4(b)(i)(B) of the Credit Agreement is hereby amended by replacing the reference to “Section 2.4(b)(i)(E) or (F)” therein with “Section 2.4(b)(i)(D) or (F)”.

(f) Sections 2.4(b)(i)(D) and (E) of the Credit Agreement are hereby amended and restated as follows:

“(D) fourth, to the Administrative Agent for the account of the Lenders, an amount equal to the accrued and unpaid interest on the one or more Loans then due and payable;

(E) fifth, to the Reserve Account, the amount, if any, necessary to cause the amount on deposit therein to at least equal the Required Reserve Amount with respect to such Remittance Date;”.

(g) Each of Sections 2.4(b)(ii)(B) and (C) of the Credit Agreement is hereby amended by replacing the reference to “Section 2.4(b)(ii)(F) or (G)” therein with “Section 2.4(b)(ii)(E) or (G)”.

(h) Sections 2.4(b)(ii)(E) and (F) of the Credit Agreement are hereby amended and restated as follows:

“(E) fifth, to the Administrative Agent for the account of the Lenders, an amount equal to the accrued and unpaid interest on the one or more Loans then due and payable;

(F) sixth, to the Reserve Account, the lesser of (1) the amount, if any, necessary to cause the amount on deposit therein to at least equal the Required Reserve Amount with respect to such Remittance Date and (2) the amount (which may be zero) designated by the Administrative Agent;”.

(i) Subject to Section 3(p), the last sentence of Section 2.12(c) of the Credit Agreement is hereby amended and restated as follows:

“For the avoidance of doubt, but without limiting Section 8.4 in any respect, no Prepayment Premium shall be payable in connection with any payment of principal made with any such amount pursuant to such a section.”.

(j) Section 8.3(c) of the Credit Agreement is hereby by amended by replacing the reference to “Section 8.3(d), (e), (h) or (i)” therein with “Section 8.3(d), (e), (h) or (j)”.

(k) Each of Sections 8.3(d), (e) and (g) of the Credit Agreement is hereby amended by replacing the reference to “Section 8.3(h) or (i)” therein with “Section 8.3(h) or (j)”.

(l) Sections 8.3(i) and (j) of the Credit Agreement are hereby amended and restated as follows:

“(i) ninth, to the Reserve Account, the amount (which may be zero) determined by the Administrative Agent in its sole to be necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the one or more Loans and other Obligations or (iii) to pay, or provide for the payment of, any Borrower Expense or any other amount chargeable to, or required to be paid by, the Borrower pursuant to the terms of any Loan Document (other than any Obligation described in Section 8.3(j));

(j) tenth, to the Administrative Agent for the account of the Lenders, an amount equal to aggregate outstanding principal amount of the one or more Loans; and”.

(m) Section 8.3 of the Credit Agreement is hereby amended by adding the following as a new clause thereof immediately following Section 8.3(j) of the Credit Agreement:

“(k) eleventh, after all of the Obligations have been indefeasibly paid or otherwise satisfied in full, to the Borrower by deposit into the Borrower Account, or as otherwise required by Law, any such amount remaining.”.

(n) Subject to Section 3(p), Article VIII of the Credit Agreement is hereby amended by adding the following as a new section thereof immediately following Section 8.3 of the Credit Agreement:

“Section 8.4 Acceleration Prepayment Premium Amount. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, including the last sentence of Section 2.12(c), if the unpaid principal amount of all outstanding Loans shall become due and payable pursuant to Section 8.2, whether by declaration or automatically, the Borrower shall pay to the Administrative Agent, for the account of each Lender based on its Applicable Percentage, on the day on which the unpaid principal amount of all outstanding Loans shall have become so due and payable, an amount equal to the Acceleration Prepayment Premium Amount as of such day.”.

(o) The form of Remittance Report shall be amended to reflect the applicable amendments to the Credit Agreement effected by the foregoing provisions of this Section 3.

(p) Without limiting any other provision of this Amendment:

(i) none of the amendments to the Credit Agreement described in Sections 3(d), (i) and (n) shall be effective unless and until National Founders or an Affiliate thereof makes an initial loan to either or both of GWG Holdings and GWG Life of $10,000,000.00 (or such lesser amount elected by GWG Holdings or GWG Life) under a debtor-in-possession credit agreement with one or both of GWG Holdings and GWG Life (the “NF DIP Facility”); and

(ii) if, subsequent to the amendments to the Credit Agreement described in Sections 3(d), (i) and (n) becoming effective pursuant to Section 3(p)(i), a final order of the bankruptcy court approving the NF DIP Facility is not entered due to an inability or unwillingness of National Founders or an Affiliate thereof to perform under the NF DIP Facility, the amendments to the Credit Agreement described in Sections 3(d), (i) and (n) shall cease to be effective automatically and any Acceleration Prepayment Premium Amount otherwise due and payable pursuant to Section 8.4 of the Credit Agreement (after giving effect to Section 3(n), if such section was effective) shall not be due and payable.

Section 4. Certain Acknowledgments and Agreements. The Borrower expressly acknowledges and agrees that, without limiting any other right of the Administrative Agent or any Lender under any Loan Document, the Administrative Agent shall be permitted to make one or more Protective Advances pursuant to Section 2.13 of the Credit Agreement during the Waiver Period to the same extent that the Administrative Agent would be permitted to do so if the waiver described in Section 1 had not been granted.

Section 5. Amendment Fee. Simultaneously with this Amendment becoming effective, the Borrower shall pay to the Administrative Agent, for the account of National Founders as the sole Lender on the date hereof, an amendment fee of $1,000,000.00 in immediately available funds. Such fee shall be so paid, on the date hereof (automatically upon this Amendment becoming effective), in accordance with Section 2(a). No portion of such fee shall be refundable under any circumstance or shall be subject to any reduction by way of setoff, counterclaim or otherwise.

Section 6. Certain Representations and Warranties of the Borrower. On and as of the date hereof, the Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) The representations and warranties set forth in the following sections of the Credit Agreement are true and correct on and as of the date hereof: 5.1 through 5.6; 5.8 through 5.14; 5.16; 5.18 (other than clause (c) thereof); and 5.19 through 5.29.

(b) No Loan Party has any Contractual Obligations other than pursuant to the Loan Documents to which it is party. No Default or Event of Default has occurred and is continuing, other than the March 2022 Reserve Account EoD.

(c) The true and correct U.S. taxpayer identification numbers of the Loan Parties are set forth on Schedule 5.15 of the Credit Agreement. Each Loan Party’s exact legal name on the date hereof and any prior legal names, and each Loan Party’s jurisdiction of organization, organizational identification number and registered office since such Loan Party’s date of organization, are, in each case, as set forth on Schedule 5.15 of the Credit Agreement. Except as set forth on Schedule 5.15 of the Credit Agreement, no Loan Party has changed its name nor does it have any trade names, fictitious names, assumed names or “doing business” names.

(d) Each Pool Policy is an Eligible Policy. Each Pool Policy included in the calculation of the Borrowing Base in any Remittance Report or Borrowing Base Certificate delivered prior to the date hereof was an Eligible Policy as of the date of calculation of the Borrowing Base set forth in such Remittance Report or Borrowing Base Certificate, as the case may be.

(e) The data set forth in the Data Tape that the Borrower delivered in connection with the Monthly Period Determination Date that occurred in March 2022 was true and correct in all material respects as of the date of such Data Tape.

(f) No Beal LSA Default/Event of Default or L Bond Default/Event of Default (each as defined in the waiver, dated February 24, 2022, among the Borrower, National Founders, in its individual capacity as the sole Lender, and the Administrative Agent) has occurred and is continuing as of the date hereof, other than an L Bond Default/Event of Default existing on the date hereof solely due to there having been a failure to pay an installment of principal and interest under the L Bond Indenture (as defined in such February 24, 2022 waiver) when due.

Section 7. Release.

(a) The Borrower, on its own behalf and on behalf of each subsidiary of the Borrower, each manager, director, officer and employee of the Borrower or any such subsidiary, each predecessor, successor, assign, heir, executor, administrator, agent and other legal representative of the Borrower or any such other Person and any Person claiming by or through any or all of the foregoing (collectively, the “Borrower Releasors”):

(i) acknowledges and confirms that it does not have any ground to challenge, and agrees not to challenge or otherwise allege or pursue any matter, cause or claim that challenges, in any case based upon any act or omission of any Indemnitee occurring prior to the date hereof or any fact otherwise known to it as of the date hereof, the effectiveness, the genuineness, validity, collectability or enforceability of or under any Loan Document; and

(ii) unconditionally and forever waives, remises, releases, discharges and holds harmless each Indemnitee, each Affiliate of any Indemnitee, each member, stockholder, manager, director, officer, employee, attorney, agent or representative of any Indemnitee or any such Affiliate, each predecessor, successor, assign, heir, executor, administrator, agent and other legal representative of any Indemnitee, any such Affiliate or any such other Person and any Person claiming by or through any or all of the foregoing (collectively, the “Released Persons”), from and against, and agrees not to allege or pursue any or all of, any action, cause of action, suit, debt, liability, loss, expense, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, whether in law, equity or otherwise, which any of any Borrower Releasor ever had, now has, may have, or claim to have against any of the Released Persons, by reason of any matter, cause or thing whatsoever, with respect to any event or omission occurring or arising on or prior to the date hereof and relating to any or all of the Loan Documents, any transaction relating thereto or any action or omission in connection therewith (collectively, the “Claims”).

(b) The foregoing release shall be construed in the broadest sense possible.

(c) The Borrower, on its own behalf and on behalf of each other Borrower Releasor, represents and warrants, hereby absolutely, unconditionally and irrevocably agrees never to commence, prosecute, cause to be commenced or prosecuted, voluntarily aid in any way or foment any suit, action or other proceeding (at law, in equity, in any regulatory proceeding or otherwise), or otherwise seek any recovery, or to attack the amount, validity or priority of any payment or performance obligation (including any right to any security therefor), contingent or otherwise, under any of the Loan Documents, against any Released Person based on any of the Claims being released hereby.

(d) The Borrower, on its own behalf and on behalf of each other Borrower Releasor, hereby specifically represents, warrants, acknowledges and agrees that (i) none of the provisions of this Section 7 shall be construed as or constitute an admission of any liability on the part of any Released Person and (ii) the provisions of this Section 7 shall constitute an absolute bar to any Claim of any kind, whether any such Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory, equitable or other.

Section 8. Miscellaneous.

(a) Nothing contained herein shall, by implication or otherwise, be deemed to constitute a waiver or amendment of, or a consent to the departure from, any term, provision or condition of the Credit Agreement or any other Loan Document, except as expressly set forth in Section 1, 2, 3 or 4(a), or limit, impair or prejudice any right, power or remedy that any party to, or third party beneficiary of, a Loan Document may now or in the future have under such Loan Document or otherwise under any Law or at equity, which shall remain in full force and effect, and the Administrative Agent and each Lender hereby reserve all such rights and remedies. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents, for any purpose, except as expressly set forth in Section 1, 2, 3 or 4(a). This Amendment does not constitute a waiver of any now or hereafter existing Default or Event of Default (including any Default or Event of Default that may exist from a circumstance described in National Founders’ December 1, 2021 letter to the Borrower), except as expressly set forth in Section 1 with respect to the March 2022 Reserve Account EoD, or any right, power, privilege, remedy, recourse or defense available to any Lender or the Administrative Agent now or in the future under any Loan Document (including under Section 8.2 of the Credit Agreement), or under any Law or in equity, with respect to any such Default or Event of Default.

(b) The waiver by any party of a breach of any provision of any Loan Document, or otherwise of any Default or Event of Default, shall not operate or be construed as a waiver of any subsequent or other breach, Default or Event of Default, whether or not similar, and no such waiver shall operate or be construed as a continuing waiver unless so provided. No delay on the part of any party in exercising any right, power, privilege, remedy, recourse or defense under any Loan Document (including under Section 8.2 of the Credit Agreement), or under any Law or in equity, shall operate as a waiver thereof, and no single or partial exercise of any such right, power, privilege, remedy, recourse or defense shall preclude any other or further exercise thereof or the exercise of any other right, power, privilege, remedy, recourse or defense under any Loan Document or under any Law or in equity. All rights, powers, privileges, remedies, recourse or defenses existing under the Loan Documents, or any single Loan Document, or at law or in equity, are cumulative to, and not exclusive of, any right, power, privilege, remedy, recourse or defense otherwise available.

(c) This Amendment is a Loan Document.

(d) This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

(e) This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Upon each of the Borrower, National Founders and the Administrative Agent delivering an executed counterpart of this Amendment to each such other party, this Amendment shall become effective with deemed effect as of 12:00 a.m., EDT, on the date hereof. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart of this Amendment.

(f) If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g) For all purposes of this Amendment, except as otherwise expressly provided for in this Amendment or unless the context of this Amendment otherwise requires: (i) whenever the words “include,” “includes” or “including” are used in this Amendment they shall be deemed to be followed by the words “without limitation”; (ii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment, and article, section, schedule and exhibit references shall refer to this Amendment unless otherwise specified; (iii) the meanings given to terms defined herein shall be equally applicable to both singular and plural forms of such terms; (iv) words herein of any gender are deemed to include the other gender and the neuter, and vice-versa; (v) a reference herein to any party to this Amendment or any other agreement or document shall be deemed to refer to any Person that becomes (or became, if applicable) a successor or permitted assign of such party, upon the occurrence thereof; (vi) a reference herein to any agreement or other document shall be to such agreement or other document (together with the schedules, exhibits and other attachments thereto) as it may have been or may hereafter be amended, modified, supplemented, waived or restated from time to time in accordance with its terms and the terms hereof (if applicable thereto); (vii) a reference herein to any treaty or other legislation or to any provision of any treaty or other legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and rules issued thereunder or pursuant thereto, in each case whether prior to, on or after the date hereof; (viii) all references herein to “$,” “funds” and “dollars” refer to United States currency; and (ix) the word “will” shall be construed to have the same meaning and effect as the word “shall”.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

GWG DLP FUNDING VI, LLC

By:
Name:
Title:

NATIONAL FOUNDERS LP,
as the Administrative Agent

By:
Name:
Title:

NATIONAL FOUNDERS LP,
as a Lender

By:
Name:
Title:

[Waiver and Amendment]

ACKNOWLEDGMENT AND RELEASE

The Parent acknowledges the foregoing and agrees to effect the distribution described in clause (ii) of the first sentence of Section 2(b) above and furthermore agrees that the foregoing does not in any respect amend, modify, reduce, release or discharge (i) any of the Parent’s obligations under the Parent Security Agreement or any other Loan Document to which the Parent is a party or (ii) any Lien or other security interest that the Parent has granted, or hereafter grants, under the Parent Security Agreement. The Parent furthermore acknowledges and agrees that the terms and provisions of the Limited Guarantee and the other Loan Documents, as amended by this Amendment in the case of the Credit Agreement, are and shall remain in full force and effect and shall continue to constitute the legal, valid, binding and enforceable obligations of each Loan Party party thereto.

The Parent, on its own behalf and on behalf of each subsidiary of the Parent, each manager, director, officer and employee of the Parent or any such subsidiary, each predecessor, successor, assign, heir, executor, administrator, agent and other legal representative of the Parent or any such other Person and any Person claiming by or through any or all of the foregoing (collectively, the “Parent Releasors”):

(i) acknowledges and confirms that it does not have any ground to challenge, and agrees not to challenge or otherwise allege or pursue any matter, cause or claim that challenges, in any case based upon any act or omission of any Indemnitee occurring prior to the date hereof or any fact otherwise known to it as of the date hereof, the effectiveness, the genuineness, validity, collectability or enforceability of or under any Loan Document; and

(ii) unconditionally and forever waives, remises, releases, discharges and holds harmless each Released Person, from and against, and agrees not to allege or pursue any or all of, any Claim.

The foregoing release shall be construed in the broadest sense possible.

The Parent, on its own behalf and on behalf of each other Parent Releasor, represents and warrants, hereby absolutely, unconditionally and irrevocably agrees never to commence, prosecute, cause to be commenced or prosecuted, voluntarily aid in any way or foment any suit, action or other proceeding (at law, in equity, in any regulatory proceeding or otherwise), or otherwise seek any recovery, or to attack the amount, validity or priority of any payment or performance obligation (including any right to any security therefor), contingent or otherwise, under any of the Loan Documents, against any Released Person based on any of the Claims being released hereby.

The Parent, on its own behalf and on behalf of each other Parent Releasor, hereby specifically represents, warrants, acknowledges and agrees that (i) none of the provisions of the foregoing general release shall be construed as or constitute an admission of any liability on the part of any Released Person and (ii) the provisions of the foregoing general release shall constitute an absolute bar to any Claim of any kind, whether any such Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory, equitable or other.

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GWG DLP FUNDING HOLDINGS VI, LLC

By:
Name:
Title:

ACKNOWLEDGMENT AND RELEASE

GWG Holdings acknowledges the foregoing and agrees that it and/or GWG Life will apply the proceeds of the distribution described in clause (ii) of the first sentence of Section 2(b) above in accordance with the use of proceeds schedule provided by GWG Holdings to National Founders on March 30, 2022 (it being understood that the amount therein designated as “GWG” may be used by GWG Holdings for general corporate purposes, including for payment to any one or more of the Persons listed separately on such schedule) and furthermore agrees that the foregoing does not in any respect amend, modify, reduce, release or discharge any of GWG Holdings’ obligations under the Limited Guarantee or any other Loan Document to which GWG Holdings is a party. GWG Holdings furthermore acknowledges and agrees that the terms and provisions of the Limited Guarantee and the other Loan Documents, as amended by this Amendment in the case of the Credit Agreement, are and shall remain in full force and effect and are hereby ratified and confirmed and shall continue to constitute the legal, valid, binding and enforceable obligations of each Loan Party party thereto.

GWG Holdings, on its own behalf and on behalf of each Affiliate of GWG Holdings other than the Parent or any subsidiary of the Parent (including the Borrower or any subsidiary of the Borrower), each manager, director, officer and employee of GWG Holdings or any such Affiliate, each predecessor, successor, assign, heir, executor, administrator, agent and other legal representative of GWG Holdings or any such other Person and any Person claiming by or through any or all of the foregoing (collectively, the “GWG Holdings Releasors”):

(i) acknowledges and confirms that it does not have any ground to challenge, and agrees not to challenge or otherwise allege or pursue any matter, cause or claim that challenges, in any case based upon any act or omission of any Indemnitee occurring prior to the date hereof or any fact otherwise known to it as of the date hereof, the effectiveness, the genuineness, validity, collectability or enforceability of or under any Loan Document; and

(ii) unconditionally and forever waives, remises, releases, discharges and holds harmless each Released Person, from and against, and agrees not to allege or pursue any or all of, any Claim.

The foregoing release shall be construed in the broadest sense possible.

GWG Holdings, on its own behalf and on behalf of each other GWG Holdings Releasor, represents and warrants, hereby absolutely, unconditionally and irrevocably agrees never to commence, prosecute, cause to be commenced or prosecuted, voluntarily aid in any way or foment any suit, action or other proceeding (at law, in equity, in any regulatory proceeding or otherwise), or otherwise seek any recovery, or to attack the amount, validity or priority of any payment or performance obligation (including any right to any security therefor), contingent or otherwise, under any of the Loan Documents, against any Released Person based on any of the Claims being released hereby.

GWG Holdings, on its own behalf and on behalf of each other GWG Holdings Releasor, hereby specifically represents, warrants, acknowledges and agrees that (i) none of the provisions of the foregoing general release shall be construed as or constitute an admission of any liability on the part of any Released Person and (ii) the provisions of the foregoing general release shall constitute an absolute bar to any Claim of any kind, whether any such Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory, equitable or other.

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GWG HOLDINGS, INC.

By:
Name:
Title: